Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:	Jamie Fulmer-(864) 342-5633
Director of Investor Relations
jfulmer@advanceamerica.net

Advance America Adopts 10b5-1 Plan

SPARTANBURG, S.C., March 27, 2006 – Advance America, Cash Advance Centers, Inc. (NYSE: AEA) announced today that, in connection with its previously announced stock repurchase program, the Company established a pre-arranged repurchase plan (the “10b5-1 Plan”) intended to comply with the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and of Rule 10b-18 under the Exchange Act.

Pursuant to the 10b5-1 Plan, the Company may repurchase shares of the Company’s common stock during the period commencing on March 27, 2006 and expiring on October 31, 2006, subject to conditions specified in the 10b5-1 Plan and unless earlier terminated.

About Advance America

Founded in 1997, Advance America, Cash Advance Centers, Inc. is the country’s leading provider of payday cash advance services with approximately 2,600 centers in 36 states.  The Company offers convenient, less-costly credit options to consumers whose needs are not met by traditional financial institutions.  The Company is a founding member of the Community Financial Services Association of America (CFSA), whose mission is to promote laws that provide substantive consumer protections and to encourage responsible industry practices.

Forward-Looking Statements and Information:

Certain statements contained in this release may constitute “forward-looking statements” within the meaning of federal securities laws.  All statements in this release other than those relating to our historical information or current condition are forward-looking statements.  For example, any statements regarding our future financial performance, our business strategy and expected developments in the payday cash advance services industry are forward-looking statements.  Although we believe that the current views and expectations reflected in these forward-looking statements are reasonable, those views and expectations and the related statements are inherently subject to risks, uncertainties and other factors, many of which are not under our control and may not even be predictable.  Therefore, the actual results could differ materially from our expectations as of today and any future results, performance or achievements expressed directly or impliedly by the forward-looking statements.  These factors include: current and future litigation and regulatory proceedings against us, including but not limited to those against us in Florida, Georgia, and North Carolina; the closure of our operations in North Carolina; the effect the FDIC instructions to certain banks, including the lending banks for whom we act as a marketing, processing and servicing agent, to discontinue offering new payday cash advances and alternative credit products may have on our results of operations from the agency business model; federal and state governmental regulation of payday cash advance services, consumer lending, and related financial services businesses; our ability to efficiently and profitably manage a credit services organization business and a check-cashing business and identify and implement any alternative methods of doing business in Pennsylvania and Arkansas; customer demand and response to services and products offered at our payday cash advance, check-cashing, or credit service centers; the uncertainty of consumer and investor reception to our involvement with credit services, check-cashing services and other alternative methods for conducting business; the accuracy of our estimates of losses; our relationships with the lending banks and with the banks party to our revolving credit facility; theft and employee errors; the availability of adequate financing, suitable centers and experienced management employees to implement our growth strategy; increases in interest rates, which would increase our borrowing costs; the fragmentation of the payday cash advance services industry and competition from various other sources, such as other payday cash advance providers, small loan providers, short-term consumer lenders, banks, savings and loans and other similar financial services entities, as well as retail businesses that offer consumer loans or other products or services similar to those offered by us; and our lack of product and business diversification.  For a more detailed discussion of some of these factors, please refer to the “Risk Factors” section of our Quarterly Report on Form 10-K for the fiscal year ended December 31, 2005, a copy of which is available from the SEC, upon request from us, or by going to our website: www.advanceamericacash.com.